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                                                                    Exhibit 8(m)

                  AMENDMENT TO FUND PARTICIPATION AGREEMENT

      Reference is made to the Fund Participation Agreement dated as of October 3rd, 1995, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and MERRILL LYNCH LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of Arkansas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached thereto (the "Existing Agreement").

      WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached to the Existing Agreement.

      The Fund and the Company hereby amend and restate said Schedule B to the Existing Agreement as attached hereto, and all references in the Existing Agreement to the Portfolios shall be deemed to refer to the series of shares of the Fund as set forth on Schedule B as attached hereto.

      Capitalized terms used herein without definition and defined in the Existing Agreement shall have the same meaning herein as therein.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement as of the date and year first above written.

                              MERRILL LYNCH LIFE INSURANCE COMPANY

                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                              MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

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                                   SCHEDULE B

             Portfolios of Merrill Lynch Variable Series Funds, Inc.
                        Offered to Segregated Accounts of
                      MERRILL LYNCH LIFE INSURANCE COMPANY

Class A shares of each of the following:

American Balanced Fund

Basic Value Focus Fund

Capital Focus Fund

Developing Capital Markets Focus Fund

Domestic Money Market Fund

Global Bond Focus Fund

Global Growth Focus Fund

Global Strategy Focus Fund

Global Utility Focus Fund

Government Bond Fund

High Current Income Fund

Index 500 Fund

International Equity Focus Fund

National Resources Focus Fund

Prime Bond Fund

Quality Equity Fund

Reserve Assets Fund

Special Value Focus Fund